Coltec Industries Inc
                             430 Park Avenue
                           New York, NY 10022





                                             July 20, 1994





Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:  Coltec Industries Inc
     Registration Statement on Form S-8

Dear Sirs:

          On behalf of Coltec Industries Inc, a Pennsylvania corporation
(the "Company"), we are transmitting herewith for filing under the Securities Act of 1933, as amended, and the General Rules and Regulations of the Securi-ties and Exchange Commission (the "Commission") promulgated thereunder, the following documents pursuant to the Electronic Data Gathering, Analysis, and Retrieval ("EDGAR") system of the Commission:

     One Registration Statement on Form S-8 (the "Registration Statement"), including exhibits, relating to the registration of 4,468,000 shares of common stock, par value $.01 per share, of the Company.

          In accordance with EDGAR and Rule 31 of the Commission's Rules of Practice, payment of the required fees of $30,429 in connection with the Registration Statement has been made by Fedwire transfer to the Commission's account with Mellon Bank and the funds have been marked as restricted.

          Should you have any questions or require any additional informa-tion regarding the foregoing, please contact the undersigned at (212) 940-0573.

          Please acknowledge receipt of this material by transmitting an accession message to Donald O'Keefe of the Company by CompuServe electronic mail.

                              Very truly yours,

                              DONALD E. O'KEEFE

                              Donald E. O'Keefe

    As filed with the Securities and Exchange Commission on July 20, 1994

                                           Registration No. 33-________


                        SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C. 20549
                              ______________________

                                     FORM S-8
                              REGISTRATION STATEMENT
                                      UNDER
                            THE SECURITIES ACT OF 1933
                              ______________________

                              COLTEC INDUSTRIES INC
              (Exact name of registrant as specified in its charter)

          PENNSYLVANIA                               13-1846375
     (State or other jurisdiction of              (I.R.S. Employer
      incorporation or organization)            Identification Number)
                               ____________________

          430 Park Avenue                            10022
         New York, New York                        (Zip Code)
       (Address of Principal
        Executive Offices)

            Coltec Industries Inc 1992 Stock Option and Incentive Plan
      1994 Stock Option Plan for Outside Directors of Coltec Industries Inc
                            (Full Title of the Plans)

                             Anthony J. diBuono, Esq.
                              Coltec Industries Inc
                                 430 Park Avenue
                             New York, New York 10022
                                  (212) 940-0400
                       (Name, address and telephone number,
                    including area code, of agent for service)

                         Copies of all communications to:

                              Nancy J. Shurlow, Esq.
                             Reed Smith Shaw & McClay
                                 435 Sixth Avenue
                                  Mellon Square
                               Pittsburgh, PA 15219
                                  (412) 288-4204
                            _________________________

                         CALCULATION OF REGISTRATION FEE
________________________________________________________________________________

                                    Proposed       Proposed
   Title of          Amount         Maximum        Maximum          Amount of
Securities To Be     To Be        Offering Price  Aggregate       Registration
   Registered      Registered(1)   Per Share(2)  Offering Price(2)   Fee

   Common Stock
  ($.01 par value)    4,468,000      $19.75         $88,243,000        $30,429

(1) The Coltec Industries Inc 1992 Stock Option and Incentive Plan, as amended, authorizes the issuance of a maximum of 7,360,000 shares of common stock of the Company of which 3,000,000 shares were registered pursuant to Registration No. 33-46934 on Form S-8. The 1994 Stock Option Plan for Outside Directors authorizes the issuance of a maximum of 108,000 shares of common stock of the Company.

(2) Estimated solely for the purpose of calculating the amount of the registration fee based solely on the reported closing sale price of the registrant's Common Stock on The New York Stock Exchange, Inc. on
     July 18, 1994.






                                  PART II

            INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference.

          The following documents filed with the Securities and Exchange Commission (the "Commission") by the registrant, Coltec Industries Inc, a Pennsylvania corporation (the "Company"), pursuant to the Securities Act of 1933, as amended, and the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated as of their respective dates in this registration statement by reference:

          1. The Company's Annual Report on Form 10-K for the year ended December 31, 1993.

          2.  All other reports filed by the Company pursuant to
Section 13(a) or 15(d) of the Exchange Act since December 31,
1993.

          3. The description of the Company's common stock, par value $.01 per share (the "Common Stock"), appearing under the caption "Description of Capital Stock" in the prospectus included in the registrant's registration statement on Form S-2 (File No. 33-44846), including any amendment or report filed for the pur-pose of updating such information.

          4. All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement con-tained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.  Description of Securities.

          Not Applicable

Item 5.  Interests of Named Experts and Counsel.

          Not Applicable

Item 6.  Indemnification of Directors and Officers.

          Article Seventh of the Company's Amended and Restated Articles of Incorporation provide for indemnification of officers and directors of the Company to the extent permitted by Pennsyl-vania law, which generally permits indemnification for actions taken by officers or directors as representatives of the Company in good faith and in a manner reasonably believed to be in or not opposed to the Company's best interests, subject to certain limitations.

          In accordance with Pennsylvania law, the Company's Amended and Restated Articles of Incorporation and By-laws contain provisions eliminating the personal liability of direc-tors to the Company and its shareholders for monetary damages for breaches of their fiduciary duties, except for breach of a director's duty to act with statutorily defined due care and for a breach which constitutes self-dealing, willful misconduct or recklessness. The applicable provisions of Pennsylvania law pertain only to breaches of duty by directors as directors and not in any other corporate capacity, including as officers. As a result of the inclusion of such provisions, shareholders may be unable to recover monetary damages against directors for actions taken by them which constitute negligence or gross negligence or which are in violation of their fiduciary duties, although it may be possible to obtain injunctive or other equitable relief with respect to such actions. If equitable remedies are found not to be available to shareholders in any particular case, shareholders may not have any effective remedy against the challenged conduct.

Item 7.  Exemption from Registration Claimed.

          Not Applicable

Item 8.  Exhibits.

Exhibit No.         Description of Exhibit

4.1 Articles of Amendment of Amended and Restated Articles of Incorporation of the Company, filed as Exhibit 4.1 to the Company's Regis-tration Statement on Form S-2 (File No. 33-44846) and incorporated by reference herein.

4.2 By-Laws of the Company filed as Exhibit 4.2 to the Company's Registration Statement on Form S-2 (File No. 33-44846) and incorporated by reference herein.

4.3 Specimen certificate of the Common Stock, filed as Exhibit 1 to the Company's Registra-tion Statement on Form 8-A (File No. 1-7568) and incorporated by reference herein.

5.1                 Opinion of Reed, Smith, Shaw & McClay.

23.1 Consent of Arthur Andersen & Co., independent auditors.

23.2 Consent of Reed, Smith, Shaw & McClay (con-tained in Exhibit 5.1).

Item 9.  Required Undertakings.

The undersigned registrant hereby undertakes:

               (a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i)  To include any prospectus required by
     Section 10(a)(3) of the Securities Act of 1933;

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement;

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporat-ed by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

               (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securi-ties Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the regis-trant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the regis-trant in the successful defense of any action, suit or proceed-
ing) is asserted by such director, officer or controlling person in connection with the securities being registered, the regis-trant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnifica-tion by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 20th day of July, 1994.

                              COLTEC INDUSTRIES INC

                              By   /s/ David I. Margolis
                                 David I. Margolis
                                 Chief Executive Officer
                                 and Chairman of the Board

          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the follow-ing persons in the capacities noted on this 20th day of July, 1994.

          Signature                     Capacity



   /s/ John W. Guffey, Jr.         Director, President and Chief
(John W. Guffey, Jr.)              Operating Officer


  /s/ David I. Margolis            Director, Chief Executive
(David I. Margolis)                Officer and Chairman of the
                                   Board (Principal Executive
                                   Officer)


  /s/ Paul G. Schoen               Director, Executive Vice
(Paul G. Schoen)                   President, Finance and Trea-
                                   surer (Principal Financial and
                                   Accounting Officer)


  /s/ Joel Moses                   Director
(Joel Moses)


  /s/ J. Bradford Mooney, Jr.      Director
(J. Bradford Mooney, Jr.)


  /s/ Richard A. Stuckey           Director
(Richard A. Stuckey)






                             INDEX TO EXHIBITS

Exhibit No.         Description of Exhibit

4.1 Articles of Amendment of Amended and Restated Articles of Incorporation of the Company, filed as Exhibit 4.1 to the Company's Regis-tration Statement on Form S-2 (File No. 33-44846) and incorporated by reference herein.

4.2 By-Laws of the Company filed as Exhibit 4.2 to the Company's Registration Statement on Form S-2 (File No. 33-44846) and incorporated by reference herein.

4.3 Specimen certificate of the Common Stock, filed as Exhibit 1 to the Company's Registra-tion Statement on Form 8-A (File No. 1-7568) and incorporated by reference herein.

5.1                 Opinion of Reed, Smith, Shaw & McClay.

23.1 Consent of Arthur Andersen & Co., independent auditors.

23.2 Consent of Reed, Smith, Shaw & McClay (con-tained in Exhibit 5.1).

                                                  EXHIBIT 5.1

                                                  EXHIBIT 5.1



                         REED SMITH SHAW & MCCLAY
                             435 Sixth Avenue
                      Pittsburgh, Pennsylvania 15219




(412) 288-4204                          July 20, 1994



Coltec Industries Inc
430 Park Avenue
New York, New York 10022

Gentlemen:

          We have acted as special Pennsylvania counsel to Coltec Industries Inc, a Pennsylvania corporation (the "Company"), in connection with the proposed issuance by the Company of 4,468,000 shares of Common Stock, par value $.01 per share (the "Shares"), 4,360,000 of which may be issued pursuant to the Company's 1992 Stock Option and Incentive Plan, as amended (the "Stock Option Plan") and 108,000 of which may be issued pursuant to the Company's 1994 Stock Option Plan for Outside Directors (the "Outside Directors Plan"). This opinion is furnished in connec-tion with the filing by the Company of its Registration Statement on Form S-8 relating to the Shares under the Securities Act of 1933, as amended (the "Registration Statement").

          In connection with the opinion expressed below we have examined the originals or copies otherwise identified to our satisfaction of such public and corporate certificates, documents and records, and have examined such questions of law as, in our judgment, are necessary or appropriate to render the opinions expressed herein. In our examination of the documents referred to in the preceding sentence, we have assumed the authenticity of all such documents submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons, the authority of persons signing in a representative capacity and the conformity to the originals of such documents submitted to us as copies. In rendering the opinion expressed below we have assumed that any previously issued shares reacquired by the Company and used under the Stock Option Plan or the Outside Directors Plan will have been duly authorized, validly issued and fully paid at the time of their original issuance.

          Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized and, when issued and paid for in accordance with the terms and conditions of the Stock Option Plan or the Outside Directors Plan, as the case may be, will be duly and validly issued, fully paid and non-assessable.

Coltec Industries Inc         -2-            July 20, 1994




          We hereby consent to the filing of this opinion as
Exhibit 5.1 to the Registration Statement.

                              Very truly yours,

                              REED SMITH SHAW & MCCLAY







NJS:CK
                                                  EXHIBIT 23.1

                                             EXHIBIT 23.1



                 CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated January 24, 1994 included and incorporated by reference into Coltec Industries Inc's Form 10-K for the year ended December 31, 1993, and to all references to our Firm included in this registration statement.



ARTHUR ANDERSEN & CO.
New York, N.Y.
July 20, 1994